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                [HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

November 14, 2003

                                                    701 Fifth Avenue, Suite 6100
                                                          Seattle, WA 98104-7098
                                                                  (206) 447-0900

F5 Networks, Inc.
401 Elliott Avenue West
Seattle, Washington 98119


Ladies and Gentlemen:

      We have acted as counsel to F5 Networks, Inc., a Washington corporation (the "COMPANY"), in connection with the issuance and sale by the Company of 5,175,000 shares (the "SECURITIES") of the Company's Common Stock, without par value, and the preparation of the Registration Statement (No. 333-108826), filed with the Securities and Exchange Commission (the "COMMISSION") on September 16, 2003, as amended by Post-Effective Amendment No. 1 filed with the Commission on October 22, 2003 and declared effective on October 28, 2003 (together, the "REGISTRATION STATEMENT"), the Company's prospectus dated October 28, 2003 (the "PROSPECTUS"), and the Company's prospectus supplement dated November 11, 2003 and filed with the Commission on November 12, 2003 (the "FINAL PROSPECTUS"), registering the sale of the Securities.

                                       I.

      In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

            a. The Second Amended and Restated Articles of Incorporation of the Company certified by the Washington Secretary of State as of November 10, 2003 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

            b. The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

            c. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and any committees thereof and the
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[HELLER EHRMAN ATTORNEYS LOGO]                                 F5 Networks, Inc.
                                                               November 14, 2003
                                                                          Page 2


                  shareholders of the Company relating to the issuance of the Securities by the Company;

            d. A Certificate of Existence/Authorization relating to the Company, issued by the Secretary of State of the State of Washington dated November 10, 2003 and bringdown Certificate of Existence/Authorization dated November 14, 2003;

            e. the Registration Statement, the Prospectus and the Final Prospectus; and

            f. A certificate of certain officers of the Company as to certain factual matters.

                                       II.

      This opinion is limited to the federal laws of the United States of America and the laws of the States of Washington. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

                                      III.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that the Securities have been duly authorized and, after the receipt of payment therefor, will be validly issued, fully paid and nonassessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Securities. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement, the Prospectus, the Final Prospectus, and in any amendment or supplement thereto.

                                       Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe LLP